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                                                                    Exhibit 10.3

                         FIRST SECURITY BANK OF MISSOULA
                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement"), signed as of July 14, 2005, between FIRST SECURITY BANK OF MISSOULA ("FSB-Missoula") and Michael Baxter ("Executive") and ratified by GLACIER BANCORP, INC. ("Glacier"), takes effect on the effective date of the pending Merger ("Effective Date") referenced below.

                                    RECITALS

A. Glacier has entered into an Agreement and Plan of Merger ("Merger Agreement") with THOMPSON FALLS HOLDING CO. ("TFHC") the parent company of FIRST STATE BANK ("FSB-Thompson Falls"), pursuant to which TFHC will merge with and into Glacier, and FSB-Thompson Falls will merge with and into FSB-Missoula (collectively, the "Merger"). Upon consummation of the Merger, the former FSB-Thompson Falls offices will operate under the name "First State Bank, a division of First Security Bank of Missoula."

B. Executive presently serves as Vice President, Loan Administrator of FSB-Thompson Falls and will continue to do so until the Effective Date.

C. Glacier and FSB-Missoula desire Executive to be employed by FSB-Missoula from and after the Effective Date, under the terms and conditions of this Agreement. It is also intended that Executive will also serve on the Board of Directors of FSB-Missoula upon the Effective Date.

D. Executive desires to be employed by FSB-Missoula from and after the Effective Date, under the terms and conditions of this Agreement.

E. This Agreement supercedes any and all other employment or similar agreements that may currently be in effect for Executive.

                                    AGREEMENT

      In consideration of the promises set forth in this Agreement, the parties agree as follows.

1. EMPLOYMENT. FSB-Missoula agrees to employ Executive, and Executive accepts employment by FSB-Missoula on the terms and conditions set forth in this Agreement. Executive's title will be "Vice President and Branch Manager, First State Bank, a division of First Security Bank of Missoula." Executive will also serve on the Board of Directors of FSB-Missoula.

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2.    EFFECTIVE DATE AND TERM.

      a. Term. The term of this Agreement ("Term") is five years, beginning on the Effective Date.

      b. Abandonment or Termination of the Merger. This Agreement is void if the Merger Agreement is terminated for any reason.

3. DUTIES. FSB-Missoula will employ Executive as its Vice President and Branch Manager of FSB-Thompson Falls. Executive will be responsible for total management and performance of FSB-Thompson Falls and will faithfully and diligently perform the duties assigned to him, which duties will be consistent with his title and position. Executive will report directly to FSB-Missoula's President. FSB-Missoula may, from time to time, modify Executive's performance responsibilities to accommodate management objectives of FSB-Missoula. Executive will assume any additional positions, duties, and responsibilities as may reasonably be requested of him with or without additional compensation, as appropriate and consistent with his title and position.

4. EXTENT OF SERVICES. Executive will devote all of his working time, attention and skill to the duties and responsibilities referenced in
      Section 3. To the extent that such activities do not interfere with his duties under Section 3, Executive may participate in other businesses as a passive investor, but (a) Executive may not actively participate in the operation or management of those businesses, and (b) Executive may not, without FSB-Missoula's prior written consent, make or maintain any investment in a business with which FSB-Missoula and/or Glacier has an existing competitive or commercial relationship.

5. SALARY. Executive will receive an initial annual salary of $84,000, to be paid in accordance with FSB-Missoula's regular payroll schedule. Subsequent salary increases are subject to FSB-Missoula's annual review of Executive's compensation and performance.

6. INCENTIVE COMPENSATION. For 2005, the amount of bonus to be paid to Executive for that year will be determined under FSB-Thompson Fall's customary and usual bonus criteria. For 2006 and each year thereafter, Executive will be eligible to receive bonuses under FSB-Missoula's bonus plan(s), as in effect at that time. In making such bonus determinations, FSB-Missoula's board of directors will consider factors such as Executive's performance of his duties and the safety, soundness and profitability of FSB-Missoula. Executive's bonus will reflect Executive's contribution to the performance of FSB-Missoula during the year.

7.    VACATION AND BENEFITS.

      a. Vacation and Holidays. Executive will receive four weeks of paid vacation each year. Executive's ability to carry over or accumulate vacation will be governed by FSB-Missoula's and/or Glacier's applicable policies.

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      b.    Benefits. Executive will be entitled to participate in any group life insurance, disability, health and accident insurance plans, profit sharing plan and in other employee fringe benefit programs FSB-Missoula or Glacier may have in effect from time to time for its similarly situated employees, in accordance with and subject to any policies adopted by FSB-Missoula's or Glacier's board of directors with respect to the plans or programs, including without limitation, any incentive or employee stock incentive plan, deferred compensation plan and 401(k) plan. Neither FSB-Missoula nor Glacier through this Agreement obligates itself to make any particular benefits available to its employees.

      c. Business Expenses. FSB-Missoula will reimburse Executive for ordinary and necessary expenses which are consistent with then-current practice at FSB-Missoula (including, without limitation, travel, entertainment, and similar expenses) and which are incurred in performing and promoting FSB-Missoula's business. Executive will present from time to time itemized accounts of these expenses, subject to any limits of FSB-Missoula policy or the rules and regulations of the Internal Revenue Service.

      d. Automobile. For one year following the Effective Date, Executive will continue to have exclusive use of the automobile he is currently using at FSB-Thompson Falls, and FSB-Missoula will pay for all standard maintenance. No later than the first anniversary of the Effective Date, Executive may purchase such automobile at the then-current book value. After the first anniversary of the Effective Date, Executive will be responsible for owning and maintaining his own vehicle and will be eligible for mileage reimbursement from FSB-Missoula.

8.    TERMINATION OF EMPLOYMENT.

      a. Termination By FSB-Missoula for Cause. If FSB-Missoula terminates Executive's employment for Cause (defined below) before this Agreement terminates, FSB-Missoula will pay Executive the salary earned and expenses reimbursable under this Agreement incurred through the date of his termination. Executive will have no right to receive compensation or other benefits for any period after termination under this Section 8(a).

      b. Other Termination By FSB-Missoula. If FSB-Missoula terminates Executive's employment without Cause before this Agreement terminates, or Executive terminates his employment for Good Reason (defined below), FSB-Missoula will pay Executive a lump sum payment equal to one times Executive's annual base salary at the time of termination.

      c. Death or Disability. This Agreement terminates (1) if Executive dies or (2) if Executive is unable to perform his duties and obligations under this Agreement for a period of 90 consecutive days as a result of a physical or mental disability arising at any time during the term of this Agreement, unless with reasonable accommodation Executive could continue to perform his duties under this

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            Agreement and making these accommodations would not pose an undue hardship on FSB-Missoula. If termination occurs under this Section 8(c), Executive or his estate will be entitled to receive all compensation and benefits earned and expenses reimbursable through the date Executive's employment terminated.

      d. Return of FSB-Missoula Property. If and when Executive ceases, for any reason, to be employed by FSB-Missoula, Executive must return to FSB-Missoula all keys, pass cards, identification cards and any other property of FSB-Missoula or Glacier (including the bank-owned automobile referenced in Section 7(d), if still in use by Executive). At the same time, Executive also must return to FSB-Missoula all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of FSB-Missoula or Glacier. The obligations in this paragraph include the return of documents and other materials that may be in his desk at work, in his car, in place of residence, or in any other location under his control.

      e.    Cause. "Cause" means any one or more of the following:

            (1) Willful misfeasance or gross negligence in the performance of Executive's duties;

            (2)   Conviction of a crime in connection with his duties; or

            (3) Conduct demonstrably and significantly harmful to FSB-Missoula, as reasonably determined on the advice of legal counsel by FSB-Missoula's board of directors.

      f. Good Reason. "Good Reason" means only any one or more of the following:

            (1) Reduction of Executive's salary or reduction or elimination of any compensation or benefit plan benefiting Executive, unless the reduction or elimination is generally applicable to substantially all FSB-Missoula employees (or employees of a successor or controlling entity of FSB-Missoula) formerly benefited;

            (2) The assignment to Executive without his consent of any authority or duties materially inconsistent with Executive's position as of the date of this Agreement;

            (3) A relocation or transfer of Executive's principal place of employment that would require Executive to commute on a regular basis more than sixty (60) miles each way from FSB-Thompson Falls's present main office location.

9. CONFIDENTIALITY. Executive will not, after the date this Agreement was signed, including during and after its Term, use for his own purposes or disclose to any other person or

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      entity any confidential business information concerning FSB-Missoula or
      Glacier or their business operations, unless (a) FSB-Missoula or Glacier consents to the use or disclosure of their respective confidential information; (b) the use or disclosure is consistent with Executive's duties under this Agreement; (c) disclosure is required by law or court order; or (d) the information is made or otherwise becomes public. For purposes of this Agreement, confidential business information includes, without limitation, trade secrets, various confidential information concerning all aspects of current and future operations, nonpublic information on investment management practices, marketing plans, pricing structure and technology of either FSB-Missoula or Glacier. Executive will also treat the terms of this Agreement as confidential business information.

10.   RESTRICTIVE COVENANTS.

      a. Competitive Activities. During the period of his employment and for one (1) year after Executive's employment with FSB-Missoula and/or Glacier has ended, Executive will not, directly or indirectly, as a shareholder, director, officer, employee, partner, agent, consultant, lessor, creditor or otherwise, provide management, supervisory or other similar services to any person or entity engaged in any business within Sanders and Missoula Counties, Montana, which is competitive with the business of FSB-Missoula or Glacier as conducted during the term of this Agreement or as conducted as of the date of termination of employment, including any preliminary steps associated with the formation of a new bank.

      b. Non-Interference. For so long as Executive is employed by FSB-Missoula or Glacier and for one year following termination of Executive's employment, Executive will not, directly or indirectly, persuade or entice, or attempt to persuade or entice, (i) any employee of FSB-Missoula or Glacier to terminate his/her employment with FSB-Missoula or Glacier, or (ii) any person or entity to terminate, cancel, rescind or revoke its business or contractual relationships with FSB-Missoula or Glacier.

11.   ENFORCEMENT.

      a. FSB-Missoula and Executive stipulate that, in light of all of the facts and circumstances of the relationship between Executive and FSB-Missoula, the agreements referred to in Sections 9 and 10 (including without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of FSB-Missoula's and Glacier's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Executive and FSB-Missoula request the court to reform these provisions to restrict Executive's use of confidential information and Executive's ability to compete with FSB-Missoula and Glacier to the maximum extent, in time, scope of activities, and geography, the court finds enforceable.

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      b.    Executive acknowledges FSB-Missoula and Glacier will suffer immediate and irreparable harm that will not be compensable by damages alone if Executive repudiates or breaches any of the provisions of Sections 9 or 10 or threatens or attempts to do so. For this reason, under these circumstances, FSB-Missoula, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary and permanent injunctions in order to prevent or restrain the breach, and FSB-Missoula will not be required to post a bond as a condition for the granting of this relief.

12. COVENANTS. Executive specifically acknowledges the receipt of adequate consideration for the covenants contained in Sections 9 and 10 and that FSB-Missoula is entitled to require him to comply with these Sections. These Sections will survive termination of this Agreement. Executive represents that if his employment is terminated, whether voluntarily or involuntarily, Executive has experience and capabilities sufficient to enable Executive to obtain employment in areas which do not violate this Agreement and that FSB-Missoula's enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood.

13.   ARBITRATION.

      a. Arbitration. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorneys' fees.

      b. Venue and Governing Law. All proceedings will be held at a place designated by the arbitrator in Missoula, Montana. The arbitrator, in rendering a decision as to any state law claims, will apply Montana law.

      c. Exception to Arbitration. Notwithstanding the above, if Executive violates Section 9 or 10, FSB-Missoula will have the right to initiate the court proceedings described in Section 11(b), in lieu of an arbitration proceeding under this Section 13.

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14.   MISCELLANEOUS PROVISIONS.

      a. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties concerning its subject matter and supersedes all prior agreements, correspondence, representations, or understandings between the parties relating to its subject matter.

      b. Binding Effect. This Agreement will bind and inure to the benefit of FSB-Missoula's, Glacier's and Executive's heirs, legal representatives, successors and assigns.

      c. Litigation Expenses. If either party successfully seeks to enforce any provision of this Agreement or to collect any amount claimed to be due under it, that party will be entitled to reimbursement from the other party for any and all of its out-of-pocket expenses and costs including, without limitation, reasonable attorneys' fees and costs incurred in connection with the enforcement or collection.

      d. Waiver. Any waiver by a party of its rights under this Agreement must be written and signed by the party waiving its rights. A party's waiver of the other party's breach of any provision of this Agreement will not operate as a waiver of any other breach by the breaching party.

      e. Assignment. The services to be rendered by Executive under this Agreement are unique and personal. Accordingly, Executive may not assign any of his rights or duties under this Agreement.

      f. Amendment. This Agreement may be modified only through a written instrument signed by both parties.

      g. Severability. The provisions of this Agreement are severable. The invalidity of any provision will not affect the validity of other provisions of this Agreement.

      h. Governing Law and Venue. This Agreement will be governed by and construed in accordance with Montana law, except to the extent that certain regulatory matters may be governed by federal law. The parties must bring any legal proceeding arising out of this Agreement in Missoula, Montana.

      i. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

      j. Counsel Review. Executive acknowledges that he has had the opportunity to consult with independent counsel with respect to the negotiation, preparation, and execution of this Agreement.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

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This Employment Agreement is signed as of July 14, 2005:

                                     FIRST SECURITY BANK OF MISSOULA:

                                     By       /s/ William L. Bouchee
                                        ----------------------------------------
                                     William L. Bouchee, Chief Executive Officer

                                     EXECUTIVE:

                                              /s/ Michael Baxter
                                        ----------------------------------------
                                        Michael Baxter

Ratified as of July 14, 2005:

                                     GLACIER BANCORP, INC.

                                     By       /s/ Michael J. Blodnick
                                     -------------------------------------------
                                     Michael J. Blodnick
                                     President & Chief Executive Officer

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